UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

iCap Vault 1, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-236458	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(address of principal executive offices)	(zip code)

(425) 278-9030
(registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 29, 2021, iCap Vault 1, LLC (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) under Item 1.01 to disclose, among other things, that effective April 23, 2021, the Company invested $1,714,757 into Vault Holding, LLC, a wholly owned subsidiary of the Company (“Holding”), which subsequently invested $1,714,757 into VH Willows Townhomes, LLC, a wholly owned subsidiary of Holding. VH Willows Townhomes, LLC purchased three townhomes totaling $1,710,000 from iCap Investments, LLC, an affiliated entity. Subsequent to the filing of the Original 8-K, the Company determined that such disclosure should have been included under Item 2.01 of the Original 8-K, as well, and that audited financial statements and pro formas should have been filed. Accordingly, the Company is filing this Amendment No. 1 to the Original 8-K to provide the required disclosure under Item 2.01 and to provide the required financial statements.

Item 1.01. Entry into a Material Definitive Agreement.

Loan Agreement

On April 23, 2021, Vault Holding, LLC (“Holding”), a wholly owned subsidiary of iCap Vault 1, LLC (the “Company”), entered into a Loan Agreement (the “Loan Agreement”), dated as of April 23, 2021, among Patrick T. Files, Jr. and Jennifer S. Files (together, the “Borrower”) and Holding. Pursuant to the terms of the Agreement, Holding agreed to advance to the Borrower the principal sum of $2,000,000 (the “Loan”), to be disbursed to the Borrower on the following terms and conditions:

●	$1,000,000 on April 23, 2021.
●	$1,000,000 (the “Discretionary Loan”) upon written request of the Borrower delivered to Holding on or before October 22, 2021, which written request must reasonably describe the anticipated uses of the requested funds. Holding will have sole and absolute discretion in determining whether to make the Discretionary Loan. The maximum amount of the Discretionary Loan is $1,000,000, the Borrower may only make one request for the Discretionary Loan and Holding may make the Discretionary Loan in an amount less than $1,000,000.

The proceeds of the Loan will be used exclusively for the purposes of (i) developing a commercial retail project located on certain real property located in Ridgefield, Clark County, State of Washington (the “Premises”) and (ii) closing costs, interest reserves and other costs and expenses related to the Loan.

The term of the Loan is 12 months (the “Term”), commencing on April 23, 2021 and ending on April 23, 2022 (the “Maturity Date”). The unpaid principal balance of the Loan will bear interest at the rate of 8% per annum during the Term, subject to application of the Default Rate (as defined below). Commencing on May 1, 2021 and on the first day of each calendar month through the Term, the Borrower will pay Holding an amount equal to all accrued interest under the Loan Agreement. All sums due under the Note (as defined below) and the other loan documents must be paid in full on or before the Maturity Date.

The Loan Agreement includes customary representations and warranties and closing conditions. Among other things, the closing of the Loan was subject to the following conditions: (i) the Borrower will pay Holding the loan fee in the amount of $40,000, and (ii) the Borrower will pay all fees and expenses incurred by Holding in connection with making the Loan, including the cost of the title insurance policy, Holdings’ attorney fees that are estimated to be $8,000, and the cost of an appraisal of the Premises.

In addition, among other things, the Borrower agreed (i) to maintain an interest reserve of $150,000, (ii) to provide Holding with personal financial statements and other documentation evidencing the Borrower’s liquid assets, (iii) to maintain a minimum debt service coverage ratio of 1.50:1.00 calculated on a trailing 12-month period at the end of each quarter, and (iv) to maintain a minimum debt yield percentage of not less than 9.0%, calculated as the net operating income of the Premises on a trailing 12-month period at the end of each quarter divided by the unpaid principal balance of the Loan as of the subject date.

The Loan contemplated by the Loan Agreement closed on April 23, 2021.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which was filed as Exhibit 10.1 to the Original 8-K and which is incorporated herein by reference.

Promissory Note

On April 23, 2021, the Borrower issued to Holding a promissory note (the “Note”) in the principal amount of $2,000,000, or so much thereof as advanced by Holding in accordance with the terms of the Loan Agreement. Pursuant to the terms of the Note, the principal balance under the Note bears interests at the rate of 8% per annum. The Borrower agreed to make consecutive monthly payments of all accrued interest on the Note commencing May 1, 2021, and then on the first day of each month thereafter throughout the term of the Note. The entire principal balance of the Note and all unpaid accrued interest thereon is due and payable in full on or before April 23, 2022. The Note may be prepaid in whole or in part at any time without any penalty or fee. If any monthly payment is not made within 10 days of the due date, the Borrower must pay to Holding on demand a late charge equal to 5% of the amount of the payment.

The Note is secured by a deed of trust, assignment of rents and leases, security agreement and fixture filing covering real and personal property located in Clark County, Washington.

The occurrence of any one or more of the following will be an event of default (each, an “Event of Default”) under the Note: (i) failure to make any payment under the Note or any of the other loan documents when due, and (ii) the occurrence of an event of default as defined under any of the other loan documents. Upon any Event of Default, Holding may declare the entire principal balance and all accrued interest immediately due and payable. Whether or not Holding exercises such option, the entire principal balance, all accrued interest and all other amounts payable under the loan documents will bear interest from the date of such Event of Default at a per annum default rate of 12%, which default interest will be payable on demand.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which was filed as Exhibit 10.2 to the Original 8-K and which is incorporated herein by reference.

Property Purchase

Effective April 23, 2021, the Company invested $1,714,757 into Holding, which subsequently invested $1,714,757 into VH Willows Townhomes, LLC, a wholly owned subsidiary of Holding. VH Willows Townhomes, LLC purchased three townhomes (the “VH Willows Property”) totaling $1,710,000 from iCap Investments, LLC, an affiliated entity.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 hereof is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited history summary of revenue and direct operating expenses of the VH Willows Property for the year ended December 31, 2020 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company and the VH Willows Property as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020 are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1*	Placement Agent Agreement, dated November 30, 2021, by and between iCap Vault Management, LLC and Somerset Securities, Inc.

99.1	Audited history summary of revenue and direct operating expenses of the VH Willows Property for the year ended December 31, 2020.

99.2	Unaudited pro forma condensed consolidated financial statements of the Company and the VH Willows Property as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: December 9, 2021		/s/ Chris Christensen
	By:	Chris Christensen
	Its:	Chief Executive Officer